Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 22, 2009, in Amendment No. 1 to the Registration Statement (Form S-11 No. 333-161360) and related Prospectus of Stratstone/Bluegreen Secured Income Fund, LLC, for the registration of 57,692,308 membership interests.

/s/ Ernst & Young LLP
Certified Public Accountants

West Palm Beach, Florida
October 22, 2009